Matria Healthcare, Inc. and Subsidiaries
                       Computation of Earnings per Share
                (Amounts in thousands, except per share amounts)
                                  (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                -----------------------------
                                                      2000              1999
                                                      ----              ----
Basic

Net earnings                                        $ 5,756              1,671
Preferred stock dividend requirements                  (800)              (649)
Accretion on preferred stock                           (109)               (87)
                                                      ------             ------
Net earnings available to common shareholders       $ 4,847                935
                                                     =======             ======
Shares:
  Weighted average number of common shares
  outstanding                                        36,823             36,439
                                                     ======             ======

Net earnings per common share                        $ 0.13               0.03
                                                      =====               ====

Diluted

Net earnings available to common shareholders       $ 4,847                935
Interest on convertible preferred shares                100                 --
                                                      -----                ---
Net earnings for diluted calculation                $ 4,987                935
                                                    =======                ===

Shares:
     Weighted average number of common shares
        outstanding                                  36,823             36,439
     Shares issuable from assumed exercise of
        options and warrants                          1,955                500
     Convertible preferred stock                      2,222                 --
                                                     ------             ------
                                                     41,000             36,939
                                                     ======             ======

Net earnings per common share                        $ 0.12               0.03
                                                     ======               ====